 Exhibit 99.1

Eleventh Consecutive Quarter of Record Revenue Underpins 22% Annual Growth; Sequentially Improved New Customer Additions, Updated Pricing Strategy, and Perfect Audience Acquisition Provide Strong Runway for 2020 Expansion

GAINESVILLE, FL / ACCESSSWIRE / March 12, 2020 / SharpSpring, Inc. (NASDAQ:SHSP), a leading cloud-based marketing automation platform, reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 and Recent Operational Highlights

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Added more than 300 new SharpSpring customers, of which approximately 80% were agency customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns. New customer additions are expected to generate approximately $2.3 million in annual recurring revenue.

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Finished the quarter with approximately 2,000 agency customers, over 500 direct customers and over 9,000 total businesses using the SharpSpring Marketing Automation platform.

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Average monthly net revenue attrition increased to 1.9% for comparable cohorts.

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Reinforced company commitment to building out infrastructure and controls designed to achieve scaled growth through the appointment of experienced finance professional and software industry veteran Michael Power as SharpSpring's new CFO.

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Acquired Perfect Audience from Marin Software for net cash consideration of $4.6 million, combining a powerful SMB-focused digital ad platform with marketing automation.

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Released Sales Dialer, a fully integrated, outbound calling solution that offers one-click calling, automated recording, and searchable transcription features, empowering sales teams to optimize the quality and quantity of conversations they have with prospects.

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Announced a limited-time program to cover 100% of the $3,600 annual fee for marketing agencies currently enrolled, or wishing to enroll, in HubSpot's Solutions Partner Program that join SharpSpring's Agency Partner Program.

Fourth Quarter 2019 Financial Results

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Total revenue increased 19% to a record $6.1 million from $5.2 million in the same year-ago period.

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Gross profit increased 7% to $4.0 million (65% of total revenue) from $3.7 million (72% of total revenue) in the same year-ago period.

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Net loss was $2.7 million, or $0.24 per share, compared to net loss of $2.3 million, or $0.26 per share, in the fourth quarter of 2018.

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Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.9 million, compared to an adjusted EBITDA loss of $1.6 million in the same year-ago period.

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Core net loss (a non-GAAP metric reconciled below) totaled $2.1 million, or $0.19 per share, compared to core net loss of $1.7 million, or $0.19 per share, in the same year-ago period.

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At year-end, the company had $11.9 million in cash, compared to $9.3 million at December 31, 2018.

Full Year 2019 Financial Results

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Total revenue increased 22% to $22.7 million from $18.7 million in 2018.

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Gross profit increased 21% to $15.6 million, or 69% of total revenue, from $12.9 million, or 69% of total revenue, in 2018.

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Net loss totaled $12.4 million, or $1.20 per share, compared to a net loss of $9.5 million, or $1.11 per share, in 2018.

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Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $7.4 million, compared to an adjusted EBITDA loss of $6.2 million in 2018.

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Core net loss (a non-GAAP metric reconciled below) totaled $8.2 million, or $0.79 per share, compared to core net loss of $7.0 million, or $0.82 per share, in 2018.

2020 Financial Outlook

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Turning to our financial outlook, for the fiscal year ending December 31, 2020, we expect total revenue to range between $30 million and $31 million, which would represent an approximate increase of 32% to 37%, respectively, compared to the prior year. The company's guidance is based on recurring revenue from our current customer base and early performance results we're recording in the first quarter and the material positive impact from a recent price increase we enacted.

Management Commentary

"2019 was another period of steady growth for our company as we continued to build on our leading position as the premier agency-focused marketing automation solution in the market today," said SharpSpring CEO Rick Carlson. "Financially, we generated our eleventh consecutive quarter of record revenue in Q4 and grew healthily above 20% for the year to $22.7 million. We also generated sequentially improved new customer wins and agency partner sales, which is an early but strong indicator that the efforts we took in the second half of this year to identify and improve key areas of our sales funnel are beginning to take hold. Nearing the 2,000-agency mark is a major achievement that speaks to our ability to consistently drive new customer wins over an extended period and clearly shows our immense value is being appreciated, both in price and in feature-set, by our customers.

"2019 was also a time of serious investment - investment in our processes, in our technology, and in our people. In the latter half of the year we made a number of key strategic moves with a focus on positioning our business for long-term growth. Our recent acquisition of Perfect Audience is a prime example of our approach to all three investment areas. Combining a powerful SMB-focused digital ad platform with marketing automation creates a combined product offering unlike anything on the market, and we plan to leverage the existing customer bases for both platforms to drive greater revenue streams for SharpSpring as well as our agency partners. Heading into 2020, we believe we've laid the necessary foundation to drive a re-acceleration new customer growth and improved net revenue retention, which will allow us to grow our position in a still rapidly expanding market opportunity."

Conference Call

SharpSpring management will hold a conference call today, March 12, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Michael Power will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770
International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 26, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 33149

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ:SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a-Service (SaaS) Platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more atsharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company's performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company's results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A "Risk Factors" in our most recent Form 10-K and other risks to which our company is subject, and various other factors beyond the company's control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue, net	$6,131,690	$5,151,244	$22,699,386	$18,651,525

Cost of services	2,127,453	1,418,201	7,142,416	5,798,269
Gross profit	4,004,237	3,733,043	15,556,970	12,853,256

Operating expenses:
Sales and marketing	2,808,761	2,724,563	11,785,227	10,092,691
Research and development	1,352,299	1,232,342	5,036,613	4,298,031
General and administrative	2,462,779	1,989,343	8,617,073	6,358,087
Non-employee stock issuance expense	-	-	-	508,561
Intangible asset amortization	95,250	115,000	381,000	460,000

Total operating expenses	6,719,089	6,061,248	25,819,913	21,717,370

Operating loss	(2,714,852)	(2,328,205)	(10,262,943)	(8,864,114)

Other expense, net	14,537	(31,723)	(147,338)	(545,482)
Loss on induced conversion	-	-	(2,162,696)	-
Gain (loss) on embedded derivative	-	25,934	214,350	(400,220)

Loss before income taxes	(2,700,315)	(2,333,994)	(12,358,627)	(9,809,816)
Provision (benefit) for income taxes	28,514	(83,579)	29,349	(330,994)

Net loss	$(2,728,829)	$(2,250,415)	$(12,387,976)	$(9,478,822)

Basic net loss per share	$(0.24)	$(0.26)	$(1.20)	$(1.11)
Diluted net loss per share	$(0.24)	$(0.26)	$(1.20)	$(1.11)

Weighted average common shares outstanding
Basic	11,210,816	8,600,259	10,323,889	8,512,297
Diluted	11,210,816	8,600,259	10,323,889	8,512,297

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$11,881,949	$9,320,866
Accounts receivable	340,344	80,521
Unbilled receivables	998,048	740,425
Income taxes receivable	15,010	22,913
Other current assets	1,363,366	1,184,217
Total current assets	14,598,717	11,348,942

Property and equipment, net	1,996,722	1,260,798
Goodwill	10,922,814	8,866,413
Intangibles, net	4,658,000	1,866,000
Right-of-use assets	5,281,530	-
Other long-term assets	549,022	665,123
Total assets	$38,006,805	$24,007,276

Liabilities and Shareholders' Equity
Accounts payable	$2,052,538	$1,613,477
Accrued expenses and other current liabilities	919,089	774,944
Deferred revenue	860,820	250,656
Income taxes payable	13,944	23,705
Lease liability, current portion	370,340	-
Total current liabilities	4,216,731	2,662,782

Convertible notes, including accrued interest	-	8,342,426
Convertible notes embedded derivative	-	214,350
Lease liability, net of current portion	4,976,727	-
Total liabilities	9,193,458	11,219,558

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	11,537	8,639
Additional paid in capital	58,851,285	30,446,838
Accumulated other comprehensive loss	(224,793)	(231,053)
Accumulated deficit	(29,740,682)	(17,352,706)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	28,813,347	12,787,718

Total liabilities and shareholders' equity	$38,006,805	$24,007,276

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(2,728,829)	$(2,250,415)	$(12,387,976)	$(9,478,822)

Adjustments to reconcile loss from operations:
Depreciation and amortization	282,250	260,101	1,010,123	892,233
Amortization of costs to acquire contracts	200,173	200,296	804,780	758,014
Non-cash stock compensation	354,313	253,797	1,204,213	964,676
Non-employee stock issuance expense	-	-	-	508,561
Deferred income taxes	-	(14,229)	-	(168,119)
(Gain)/Loss on disposal of property and equipment	-	(4,700)	(617)	(4,700)
Non-cash interest	-	100,000	139,372	304,301
Amortization of debt issuance costs and embedded derivative	-	(19,078)	2,903	(6,088)
(Gain)/loss on embedded derivative	-	(25,934)	(214,350)	400,220
Loss on induced conversion	-	-	2,162,696	-
Unrealized foreign currency gain/loss	(18,045)	(1,047)	25,425	289,339
Changes in assets and liabilities:
Accounts receivable	(189,203)	(36,358)	(204,217)	3,896
Unbilled receivables	(65,979)	(43,530)	(254,987)	(187,246)
Right-of-use assets	110,800	-	433,980	-
Other assets	(116,516)	(324,075)	(837,082)	(1,097,683)
Income taxes, net	28,759	(83,643)	(2,094)	1,966,648
Accounts payable	435,137	424,807	439,028	1,094,281
Lease liabilities	(96,621)	-	(377,264)	-
Other liabilities	(355,841)	135,200	(392,480)	162,984
Deferred revenue	162,414	(87,255)	421,405	(27,283)
Net cash used in operating activities	(1,997,188)	(1,516,063)	(8,027,142)	(3,624,788)

Cash flows from investing activities
Acquisition of business	(4,566,402)	-	(4,566,402)	-
Purchases of property and equipment	(302,796)	(497,733)	(1,365,048)	(893,886)
Proceeds from the sale of property and equipment	-	4,700	617	4,700
Net cash used in investing activities	(4,869,198)	(493,033)	(5,930,833)	(889,186)

Cash flows used in financing activities:
Proceeds from issuance of convertible note	-	-	-	8,000,000
Debt issuance costs	-	-	-	(141,657)
Proceeds from exercise of stock options	42,636	147,128	968,986	596,387
Proceeds (cost) from issuance of common stock, net	4,938,985	-	15,587,990	-
Net cash provided by financing activities	4,981,621	147,128	16,556,976	8,454,730

Effect of exchange rate on cash	12,772	(950)	(37,918)	(19,637)

Change in cash and cash equivalents	$(1,871,993)	$(1,862,918)	$2,561,083	$3,921,119

Cash and cash equivalents, beginning of period	$13,753,942	$11,183,784	$9,320,866	$5,399,747

Cash and cash equivalents, end of period	$11,881,949	$9,320,866	$11,881,949	$9,320,866

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(2,729)	$(2,250)	$(12,388)	$(9,479)
Provision (benefit) for income taxes	29	(84)	29	(331)
Other expense, net	(15)	32	147	545
Non-cash gain on embedded derivative	-	(26)	(214)	400
Non-cash loss on induced conversion	-	-	2,163	-
Depreciation & amortization	282	260	1,010	892
Non-cash stock compensation	354	254	1,204	965
Non-employee stock issuance expense	-	-	-	509
Franchise tax settlement	-	-	318	-
Restructuring	176	252	309	252
Adjusted EBITDA	(1,903)	(1,562)	(7,422)	(6,247)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)
	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(2,729)	$(2,250)	$(12,388)	$(9,479)
Amortization of intangible assets	95	115	381	460
Non-cash stock compensation	354	254	1,204	965
Non-employee stock issuance expense	-	-	-	509
Non-cash gain on embedded derivative	-	(26)	(214)	400
Non-cash loss on induced conversion	-	-	2,163	-
Franchise tax settlement	-	-	318	-
Restructuring	176	252	309	252
Tax adjustment	29	(10)	32	(87)
Core net loss	$(2,075)	$(1,665)	$(8,195)	$(6,980)

Core net loss per share	$(0.19)	$(0.19)	$(0.79)	$(0.82)
Weighted average common shares outstanding	11,211	8,600	10,324	8,512

Company Contact:

Michael Power
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:

Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SOURCE: SharpSpring, Inc.